Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the references to us under the heading “Independent Registered Public Accounting Firm” for Janus Global Bond Fund and Janus Emerging Markets Fund in this Registration Statement on Form N-1A.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
December 27, 2010